Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC ANNOUNCES NEW ORGANIZATIONAL AND
SEGMENT REPORTING STRUCTURE

New Structure Supports Operational Efficiencies and the 2020 Growth Strategy

CLEVELAND, Ohio, February 9, 2016 - - Lincoln Electric Holdings Inc., (“Lincoln Electric,” the “Company”) (Nasdaq: LECO) today announced that it has realigned its organizational and leadership structure to drive greater operational efficiency and further support the Company’s 2020 vision and growth strategy.

Lincoln Electric has combined its North America Welding and South America Welding businesses into “Americas Welding.” This segment will be led by George Blankenship in the newly created position of Executive Vice President and President, Americas Welding. Additionally, the Europe Welding and Asia Pacific Welding businesses will be combined into “International Welding,” and will be led by Mathias Hallmann, in the newly created position of Senior Vice President and President, International Welding. The Company will continue to operate and report The Harris Products Group business separately, which includes the Company’s global cutting, soldering and brazing businesses, as well as retail channel distribution in the United States.

“We believe our new welding organizational structure will improve efficiencies by further integrating operational and product development processes across regions to better serve customer needs,” said Christopher L. Mapes, Lincoln Electric’s Chairman, President and Chief Executive Officer. “This structure also leverages the functional and technical strength of our core teams in developing markets, which will help accelerate profitable growth in advanced applications as part of our 2020 growth strategy.”

The reclassification of historical results into the three new reportable segments for previously reported periods for 2013, 2014 and the 2015 first, second and third quarters are attached and can also be obtained on our Investor Relations website at http://ir.lincolnelectric.com. The Company did not operate under the realigned segment structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2016.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market. Headquartered in Cleveland, Ohio, Lincoln has 47 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at www.lincolnelectric.com.

GAAP Information

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period. Management uses this information in assessing and evaluating the Company’s underlying operating performance. Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures. Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2015
Net sales	$454,172	$128,072	$62,922	$—	$645,166
Inter-segment sales	25,571	5,400	2,307	(33,278)	—
Total	$479,743	$133,472	$65,229	$(33,278)	$645,166

EBIT (1)	$(83,413)	$(5,676)	$6,422	$(748)	$(83,415)
As a percent of total sales	(17.4%)	(4.3%)	9.8%		(12.9%)
Special items charge (2)	$166,178	$14,944	$—	$—	$181,122
EBIT, as adjusted (3)	$82,765	$9,268	$6,422	$(748)	$97,707
As a percent of total sales	17.3%	6.9%	9.8%		15.1%
Three months ended June 30, 2015
Net sales	$451,001	$141,927	$71,812	$—	$664,740
Inter-segment sales	23,902	5,311	2,716	(31,929)	—
Total	$474,903	$147,238	$74,528	$(31,929)	$664,740

EBIT (1)	$79,421	$9,778	$8,250	$634	$98,083
As a percent of total sales	16.7%	6.6%	11.1%		14.8%
Special items charge (2)	$—	$1,239	$—	$—	$1,239
EBIT, as adjusted (3)	$79,421	$11,017	$8,250	$634	$99,322
As a percent of total sales	16.7%	7.5%	11.1%		14.9%
Three months ended March 31, 2015
Net sales	$448,837	$139,247	$69,816	$—	$657,900
Inter-segment sales	23,023	5,027	2,011	(30,061)	—
Total	$471,860	$144,274	$71,827	$(30,061)	$657,900

EBIT (1)	$75,415	$10,934	$7,549	$60	$93,958
As a percent of total sales	16.0%	7.6%	10.5%		14.3%
Special items charge	$—	$—	$—	$—	$—
EBIT, as adjusted (3)	$75,415	$10,934	$7,549	$60	$93,958
As a percent of total sales	16.0%	7.6%	10.5%		14.3%
Nine months ended September 30, 2015
Net sales	$1,354,010	$409,246	$204,550	$—	$1,967,806
Inter-segment sales	72,496	15,738	7,034	(95,268)	—
Total	$1,426,506	$424,984	$211,584	$(95,268)	$1,967,806

EBIT (1)	$71,423	$15,036	$22,221	$(54)	$108,626
As a percent of total sales	5.0%	3.5%	10.5%		5.5%
Special items charge (2)	$166,178	$16,183	$—	$—	$182,361
EBIT, as adjusted (3)	$237,601	$31,219	$22,221	$(54)	$290,987
As a percent of total sales	16.7%	7.3%	10.5%		14.8%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in indicated periods include rationalization charges related to employee severance and other related costs. Special items in the three and nine months ended September 30, 2015 also include charges related to pension settlements, charges related to the impairment of long-lived assets and goodwill and charges related to Venezuelan remeasurement losses upon the adoption of a new foreign exchange mechanism.

(3)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended December 31, 2014
Net sales	$460,907	$157,090	$65,957	$—	$683,954
Inter-segment sales	26,074	4,825	1,821	(32,720)	—
Total	$486,981	$161,915	$67,778	$(32,720)	$683,954

EBIT (1)	$89,600	$10,183	$6,380	$649	$106,812
As a percent of total sales	18.4%	6.3%	9.4%		15.6%
Special items charge (2)	$—	$166	$—	$—	$166
EBIT, as adjusted (4)	$89,600	$10,349	$6,380	$649	$106,978
As a percent of total sales	18.4%	6.4%	9.4%		15.6%
Three months ended September 30, 2014
Net sales	$469,390	$168,004	$78,383	$—	$715,777
Inter-segment sales	27,244	4,715	2,009	(33,968)	—
Total	$496,634	$172,719	$80,392	$(33,968)	$715,777

EBIT (1)	$83,444	$(13,757)	$8,947	$(302)	$78,332
As a percent of total sales	16.8%	(8.0%)	11.1%		10.9%
Special items charge (2)	$582	$28,486	$—	$—	$29,068
EBIT, as adjusted (4)	$84,026	$14,729	$8,947	$(302)	$107,400
As a percent of total sales	16.9%	8.5%	11.1%		15.0%
Three months ended June 30, 2014
Net sales	$465,524	$185,588	$77,419	$—	$728,531
Inter-segment sales	28,989	6,080	2,262	(37,331)	—
Total	$494,513	$191,668	$79,681	$(37,331)	$728,531

EBIT (1)	$92,494	$14,471	$7,178	$785	$114,928
As a percent of total sales	18.7%	7.6%	9.0%		15.8%
Special items charge (3)	$3,447	$857	$—	$—	$4,304
EBIT, as adjusted (4)	$95,941	$15,328	$7,178	$785	$119,232
As a percent of total sales	19.4%	8.0%	9.0%		16.4%
Three months ended March 31, 2014
Net sales	$441,849	$170,742	$72,471	$—	$685,062
Inter-segment sales	28,217	5,988	2,118	(36,323)	—
Total	$470,066	$176,730	$74,589	$(36,323)	$685,062

EBIT (1)	$66,070	$8,284	$6,058	$2,670	$83,082
As a percent of total sales	14.1%	4.7%	8.1%		12.1%
Special items charge (3)	$17,618	$30	$—	$—	$17,648
EBIT, as adjusted (4)	$83,688	$8,314	$6,058	$2,670	$100,730
As a percent of total sales	17.8%	4.7%	8.1%		14.7%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in the three months ended December 31, 2014 and September 30, 2014 represent net asset impairment charges. Special items in the three months ended September 30, 2014 also includes net rationalization charges and a gain on sale of real estate.

(3)
Special items in the three months ended June 30, 2014 and March 30, 2014 include net rationalization charges partially offset by gains related to the sale of assets at rationalized operations and the impact of Venezuelan remeasurement losses related to the adoption of a new foreign exchange mechanism.

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Twelve months ended December 31, 2014
Net sales	$1,837,670	$681,424	$294,230		$2,813,324
Inter-segment sales	110,524	21,608	8,210	(140,342)	—
Total	$1,948,194	$703,032	$302,440	$(140,342)	$2,813,324

EBIT (1)	$331,608	$19,181	$28,563	$3,802	$383,154
As a percent of total sales	17.0%	2.7%	9.4%		13.6%
Special items charge (2)	$21,647	$29,539	$—		$51,186
EBIT, as adjusted (3)	$353,255	$48,720	$28,563	$3,802	$434,340
As a percent of total sales	18.1%	6.9%	9.4%		15.4%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in the twelve months ended December 31, 2014 include net rationalization and asset impairment charges partially offset by the gain on sale of real estate. Special items in the twelve months ended December 31, 2014 also include the impact of Venezuelan remeasurement losses related to the adoption of a new foreign exchange mechanism.

(3)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Twelve months ended December 31, 2013
Net sales	$1,848,663	$695,831	$308,177	$—	$2,852,671
Inter-segment sales	105,811	22,668	9,605	(138,084)	—
Total	$1,954,474	$718,499	$317,782	$(138,084)	$2,852,671

EBIT (1)	$364,186	$29,921	$27,826	$(5,948)	$415,985
As a percent of total sales	18.6%	4.2%	8.8%		14.6%
Special items charge (2)	$13,250	$8,116	$—	$—	$21,366
EBIT, as adjusted (3)	$377,436	$38,037	$27,826	$(5,948)	$437,351
As a percent of total sales	19.3%	5.3%	8.8%		15.3%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in the twelve months ended December 31, 2013 include net rationalization and asset impairment charges, a loss on the sale of land and the impact of the devaluation of the Venezuelan currency.

(3)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.